CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated July 17, 2008 with respect to the consolidated financial statements of Black Diamond Brands Corporation (formerly Black Diamond Holdings Corporation” for the years ended December 31, 2007, 2006 and 2005 included in this Annual Report on Form 20-F (filed under the Securities Exchange Act of 1934) for the year ended December 31, 2007, filed with the U.S. Securities and Exchange Commission

“Watson Dauphinee & Masuch”

Watson Dauphinee & Masuch

Chartered Accountants

Vancouver, British Columbia, Canada

August 12, 2008